                                  EXHIBIT 99.1

                  NOBLE AFFILIATES THRIFT AND PROFIT SHARING PLAN

         FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
         AS OF DECEMBER 31, 1998 AND 1997
         TOGETHER WITH REPORT OF INDEPENDENT
         PUBLIC ACCOUNTANTS

                 NOBLE AFFILIATES THRIFT AND PROFIT SHARING PLAN


            INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

                           DECEMBER 31, 1998 AND 1997




Financial Statements:

         Report of Independent Public Accountants

         Statements of Net Assets Available for Benefits at December 31, 1998
           and 1997

         Statement of Changes in Net Assets Available for Benefits for the Year
           Ended December 31, 1998

         Notes to Financial Statements

Supplemental Schedules:

I.       Line 27a - Schedule of Assets Held for Investment Purposes at December
         31, 1998

II. Line 27d - Schedule of Reportable Transactions for the Year Ended December 31, 1998


All other schedules required by the Employee Retirement Income Security Act of 1974 and the regulations promulgated by the Department of Labor have been omitted, since they are not applicable.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Employee Benefits Committee and Participants of
Noble Affiliates Thrift and Profit Sharing Plan:

We have audited the accompanying statements of net assets available for benefits of Noble Affiliates Thrift and Profit Sharing Plan as of December 31, 1998 and 1997, and the related statement of changes in net assets available for benefits for the year ended December 31, 1998. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Noble Affiliates Thrift and Profit Sharing Plan as of December 31, 1998 and 1997, and the changes in its net assets available for benefits for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. Supplemental Schedules I and II are presented for purposes of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for benefits and the statement of changes in net assets available for benefits is presented for additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                       /s/ ARTHUR ANDERSEN


Oklahoma City, Oklahoma,
    April 30, 1999

                 NOBLE AFFILIATES THRIFT AND PROFIT SHARING PLAN


                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                DECEMBER 31, 1998


                                                      Fund A           Fund B          Fund C          Fund I
                                                    -----------     -----------     -----------     -----------
ASSETS:
    Cash                                            $     2,894     $       837     $       265     $    42,155

    Investments, at fair value-
      Money market funds - short-term                   210,679         175,749         161,257       4,094,956
      Common stocks:
        Noble Affiliates, Inc.                               --              --              --              --
        Mutual funds                                         --      10,598,049       2,179,603              --
      U.S. Government securities                        411,321              --              --              --
      Corporate bonds                                 2,385,505              --              --              --
      Loans to participants                                  --              --              --              --
                                                    -----------     -----------     -----------     -----------

             Total investments                        3,007,505      10,773,798       2,340,860       4,094,956
                                                    -----------     -----------     -----------     -----------

    Receivables-
      Participants' contributions                        15,501          56,731          13,710          12,480
      Employer contributions                              7,962          38,209           9,680           7,609
      Interest and dividends                             55,898          50,013             586          17,242
                                                    -----------     -----------     -----------     -----------

             Total receivables                           79,361         144,953          23,976          37,331
                                                    -----------     -----------     -----------     -----------

             Total assets                             3,089,760      10,919,588       2,365,101       4,174,442

LIABILITIES:
    Due to broker for securities
    purchased                                             1,477           5,429             870           1,796
                                                    -----------     -----------     -----------     -----------


NET ASSETS AVAILABLE FOR BENEFITS                   $ 3,088,283     $10,914,159     $ 2,364,231     $ 4,172,646
                                                    ===========     ===========     ===========     ===========


                                                       Fund M          Fund N          Fund L          Fund V          Total
                                                    -----------     -----------     -----------     -----------     -----------
ASSETS:
    Cash                                            $       243     $     1,231     $        --     $       594     $    48,219

    Investments, at fair value-
      Money market funds - short-term                   145,707         121,208              --          38,359       4,947,915
      Common stocks:
        Noble Affiliates, Inc.                               --       7,407,939              --              --       7,407,939
        Mutual funds                                  7,930,477              --              --       4,221,164      24,929,293
      U.S. Government securities                             --              --              --              --         411,321
      Corporate bonds                                        --              --              --              --       2,385,505
      Loans to participants                                  --              --       1,849,006              --       1,849,006
                                                    -----------     -----------     -----------     -----------     -----------

             Total investments                        8,076,184       7,529,147       1,849,006       4,259,523      41,930,979
                                                    -----------     -----------     -----------     -----------     -----------

    Receivables-
      Participants' contributions                        55,679          51,968              --          27,310         233,379
      Employer contributions                             33,010          44,161              --          14,566         155,197
      Interest and dividends                                445             300          59,743         210,246         394,473
                                                    -----------     -----------     -----------     -----------     -----------

             Total receivables                           89,134          96,429          59,743         252,122         783,049
                                                    -----------     -----------     -----------     -----------     -----------

             Total assets                             8,165,561       7,626,807       1,908,749       4,512,239      42,762,247

LIABILITIES:
    Due to broker for securities
    purchased                                             3,824         791,408              --           1,980         806,784
                                                    -----------     -----------     -----------     -----------     -----------


NET ASSETS AVAILABLE FOR BENEFITS                   $ 8,161,737     $ 6,835,399     $ 1,908,749     $ 4,510,259     $41,955,463
                                                    ===========     ===========     ===========     ===========     ===========


    The accompanying notes are an integral part of this financial statement.

                 NOBLE AFFILIATES THRIFT AND PROFIT SHARING PLAN


                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                DECEMBER 31, 1997


                                                        Fund A           Fund B         Fund C           Fund I
                                                      -----------     -----------     -----------     -----------
ASSETS:
    Investments, at fair value-
      Money market funds - short-term                 $   112,923     $    14,494     $     1,575     $ 2,698,144
      Common stocks:
        Noble Affiliates, Inc.                                 --              --              --              --
        Mutual funds                                           --       8,944,558       1,598,052              --
      U.S. Government securities                          162,141              --              --              --
      Corporate bonds                                   2,106,878              --              --              --
      Loans to participants                                    --              --              --              --
                                                      -----------     -----------     -----------     -----------

             Total investments                          2,381,942       8,959,052       1,599,627       2,698,144
                                                      -----------     -----------     -----------     -----------

    Receivables-
      Participants' contributions                          13,533          77,763          10,625          12,382
      Employer contributions                                6,940          27,456           6,602           8,427
      Interest and dividends                               57,370              54              70          11,729
                                                      -----------     -----------     -----------     -----------

             Total receivables                             77,843         105,273          17,297          32,538
                                                      -----------     -----------     -----------     -----------

             Total assets                               2,459,785       9,064,325       1,616,924       2,730,682

LIABILITIES:
    Due to broker for securities                               --           2,555             428              --
                                                      -----------     -----------     -----------     -----------
purchased

NET ASSETS AVAILABLE FOR BENEFITS                     $ 2,459,785     $ 9,061,770     $ 1,616,496     $ 2,730,682
                                                      ===========     ===========     ===========     ===========


                                                        Fund M          Fund N          Fund L          Fund V           Total
                                                      -----------     -----------     -----------     -----------     -----------
ASSETS:
    Investments, at fair value-
      Money market funds - short-term                 $    16,752     $   122,767     $        --     $     6,524     $ 2,973,179
      Common stocks:
        Noble Affiliates, Inc.                                 --       9,769,502              --              --       9,769,502
        Mutual funds                                    6,794,957              --              --       2,403,248      19,740,815
      U.S. Government securities                               --              --              --              --         162,141
      Corporate bonds                                          --              --              --              --       2,106,878
      Loans to participants                                    --              --       1,838,488              --       1,838,488
                                                      -----------     -----------     -----------     -----------     -----------

             Total investments                          6,811,709       9,892,269       1,838,488       2,409,772      36,591,003
                                                      -----------     -----------     -----------     -----------     -----------

    Receivables-
      Participants' contributions                          90,363          41,431              --          16,605         262,702
      Employer contributions                               26,268          31,429              --           7,807         114,929
      Interest and dividends                                   16             226          58,306               8         127,779
                                                      -----------     -----------     -----------     -----------     -----------

             Total receivables                            116,647          73,086          58,306          24,420         505,410
                                                      -----------     -----------     -----------     -----------     -----------

             Total assets                               6,928,356       9,965,355       1,896,794       2,434,192      37,096,413

LIABILITIES:
    Due to broker for securities                            1,992         798,528              --             625         804,128
                                                      -----------     -----------     -----------     -----------     -----------
purchased

NET ASSETS AVAILABLE FOR BENEFITS                     $ 6,926,364     $ 9,166,827     $ 1,896,794     $ 2,433,567     $36,292,285
                                                      ===========     ===========     ===========     ===========     ===========


    The accompanying notes are an integral part of this financial statement.

                 NOBLE AFFILIATES THRIFT AND PROFIT SHARING PLAN

            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                 Fund A           Fund B            Fund C            Fund I
                                              ------------     ------------      ------------      ------------
ADDITIONS TO NET ASSETS
   ATTRIBUTED TO:
    Investment income-
      Net appreciation (depreciation) in
        fair value of investments
                                              $     37,609     $    632,968      $    499,734      $         --
      Interest                                     181,466            3,122             1,692           164,748
      Dividends:
        Noble Affiliates, Inc. common stock             --               --                --                --
        Mutual funds                                    --          701,622                --                --
                                              ------------     ------------      ------------      ------------

                                                   219,075        1,337,712           501,426           164,748

    Less- Investment expenses                        6,591               --                --                --
                                              ------------     ------------      ------------      ------------

             Net investment income                 212,484        1,337,712           501,426           164,748
                                              ------------     ------------      ------------      ------------

    Contributions:
      Employer                                      98,684          487,104           127,593           116,252
      Participants                                 211,395          758,933           189,958           173,753
                                              ------------     ------------      ------------      ------------

             Total contributions                   310,079        1,246,037           317,551           290,005
                                              ------------     ------------      ------------      ------------

             Total additions                       522,563        2,583,749           818,977           454,753
                                              ------------     ------------      ------------      ------------

DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
    Benefits paid to participants                  109,531          334,152            37,583           417,306
    Administrative expenses                          3,670           13,333             2,308             4,211
                                              ------------     ------------      ------------      ------------

             Total deductions                      113,201          347,485            39,891           421,517
                                              ------------     ------------      ------------      ------------

NET TRANSFERS BETWEEN FUNDS                        219,136         (383,875)          (31,351)        1,408,728
                                              ------------     ------------      ------------      ------------

NET INCREASE (DECREASE)                            628,498        1,852,389           747,735         1,441,964
                                              ------------     ------------      ------------      ------------

NET ASSETS AVAILABLE FOR BENEFITS,
  beginning of year                              2,459,785        9,061,770         1,616,496         2,730,682
                                              ------------     ------------      ------------      ------------

NET ASSETS AVAILABLE FOR BENEFITS, end
    of year                                   $  3,088,283     $ 10,914,159      $  2,364,231      $  4,172,646
                                              ============     ============      ============      ============


                                                 Fund M            Fund N            Fund L            Fund V           Total
                                              ------------      ------------      ------------      ------------     ------------
ADDITIONS TO NET ASSETS
   ATTRIBUTED TO:
    Investment income-
      Net appreciation (depreciation) in
        fair value of investments
                                              $    341,148      $ (1,968,630)     $         --      $    766,770     $    309,599
      Interest                                       1,617             2,804           158,763             2,203          516,415
      Dividends:
        Noble Affiliates, Inc. common stock             --            41,168                --                --           41,168
        Mutual funds                               751,910                --                --            61,546        1,515,078
                                              ------------      ------------      ------------      ------------     ------------

                                                 1,094,675        (1,924,658)          158,763           830,519        2,382,260

    Less- Investment expenses                           --                --                --                --            6,591
                                              ------------      ------------      ------------      ------------     ------------

             Net investment income               1,094,675        (1,924,658)          158,763           830,519        2,375,669
                                              ------------      ------------      ------------      ------------     ------------

    Contributions:
      Employer                                     419,409           560,054                --           168,728        1,977,824
      Participants                                 749,413           658,879                --           394,155        3,136,486
                                              ------------      ------------      ------------      ------------     ------------

             Total contributions                 1,168,822         1,218,933                --           562,883        5,114,310
                                              ------------      ------------      ------------      ------------     ------------

             Total additions                     2,263,497          (705,725)          158,763         1,393,402        7,489,979
                                              ------------      ------------      ------------      ------------     ------------

DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
    Benefits paid to participants                  351,142           334,581            27,937           157,184        1,769,416
    Administrative expenses                          9,393            19,872                --             4,598           57,385
                                              ------------      ------------      ------------      ------------     ------------

             Total deductions                      360,535           354,453            27,937           161,782        1,826,801
                                              ------------      ------------      ------------      ------------     ------------

NET TRANSFERS BETWEEN FUNDS                       (667,589)       (1,271,250)         (118,871)          845,072               --
                                              ------------      ------------      ------------      ------------     ------------

NET INCREASE (DECREASE)                          1,235,373        (2,331,428)           11,955         2,076,692        5,663,178
                                              ------------      ------------      ------------      ------------     ------------

NET ASSETS AVAILABLE FOR BENEFITS,
  beginning of year                              6,926,364         9,166,827         1,896,794         2,433,567       36,292,285
                                              ------------      ------------      ------------      ------------     ------------

NET ASSETS AVAILABLE FOR BENEFITS, end
    of year                                   $  8,161,737      $  6,835,399      $  1,908,749      $  4,510,259     $ 41,955,463
                                              ============      ============      ============      ============     ============


    The accompanying notes are an integral part of this financial statement.

                 NOBLE AFFILIATES THRIFT AND PROFIT SHARING PLAN


                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997



1. DESCRIPTION OF THE PLAN:

The Noble Affiliates Thrift and Profit Sharing Plan (the "Plan"), as amended, is a defined contribution plan covering certain employees who have completed specified terms of service with Noble Affiliates, Inc., and its wholly owned subsidiary Samedan Oil Corporation and other wholly owned subsidiaries (collectively referred to as the "Company"). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended.

The following description of the Plan provides only general information. Participants should refer to the Plan agreement for a complete description of the Plan's provisions.

Employees are eligible to participate in the Plan on the first day of any calendar month following employment. Participants may contribute up to 15% (10% prior to January 1, 1998) of their basic compensation. The employer matching contribution percentage is 100% of the participant's contribution (70% through the first 10 years of service prior to January 1, 1998), up to 6% of the participant's basic compensation, and is funded on a monthly basis. However, discretionary contributions may be made to the Plan at the discretion of the president of the Company.

The Plan is to continue indefinitely; however, the right to terminate participation in the Plan is reserved unto each participating company. Upon notice of termination or permanent suspension of contributions with respect to all or any one of the participating companies, the accounts of all participants affected thereby shall become fully vested, and the balances in their accounts shall be distributed in accordance with the provisions of the Plan, as determined by the Noble Affiliates, Inc. Employee Benefits Committee (the "Committee").

The Plan is exempt from Federal income taxes under Sections 401 and 501(a) of the Internal Revenue Code and has received a favorable determination letter from the IRS dated June 12, 1995. Effective November 1, 1996, the Plan was amended to allow former Energy Development Corporation ("EDC") employees retained by the Company to include prior service with EDC as consideration as part of the service requirement with the Company. The Plan was also amended effective September 1, 1996, to change the length of service requirement from 15 years to 10 years of service for dollar for dollar matching contributions. Management of Noble Affiliates, Inc. is of the opinion that the Plan meets IRS requirements, and, therefore, continues to be tax-exempt.

The Plan incorporates the following provisions: (1) the employer matching percentage is 100% of a participant's contribution up to 6% of the participant's compensation, (prior to January 1, 1998, the employer contributed 70% of a participant's contributions up to 6% of the participant's compensation through the first 10 years of service and 100% of a participant's contributions up to 6% of the participant's compensation thereafter), (2) participants fully vest after five years of service, (3) participants may borrow from the Plan, as discussed below, (4) overtime is included in the participant's basic compensation, and (5) the Plan provides a definition of early retirement.

Participating employees have an option as to the manner in which their contributions may be invested. Participants can change their contribution elections up to four times per year. Prior to January 1, 1998, participants could change their contribution elections up to two times per year. Separate funds are maintained and participants may direct their investments as follows:

                                                                                            Contributions
                                                                                                May be
Fund                                           Investments                                     Invested
----                                           -----------                                  -------------
Fund A             U.S. Government Securities, highly rated corporate bonds and
                   preferred stocks, commercial paper and cash deposits                   Increments of 10%

Fund B             Readily marketable common stocks or other readily marketable
                   securities                                                             Increments of 10%

Fund C             Mutual funds investing in small capitalization stocks                  Increments of 10%

Fund I             Short-term U.S. Government Securities, certificates of deposit, or high grade commercial paper or funds investing solely in such items
                                                                                          Increments of 10%

Fund M, V          Mutual funds investing in high yield common stocks and preferred
                   stocks and bonds                                                       Increments of 10%

Fund N             Noble Affiliates, Inc. common stock                                    Increments of 10%

A participant may borrow from the Plan up to the lesser of $50,000 or one-half of the participant's vested interest. Participant loans are accounted for in investment Fund L. Interest is charged at the current prime rate and loans are required to be repaid within five years through payroll deductions. Repayments of principal and interest are credited to the borrowing participant's account.

Employer contributions are invested as designated by the participants in the individual funds.

The Plan is administered by the Committee. Investment decisions of each fund are recommended by a professional investment advisory firm appointed by the Committee.

2. SIGNIFICANT ACCOUNTING POLICIES:

The accompanying financial statements are prepared on the accrual basis of accounting in conformity with generally accepted accounting principles.

Investments

Investments traded on national securities exchanges are valued at closing prices on the last business day of the year.

Under the terms of the Plan, the Trustee, BancTrust, on behalf of the trust fund, is allowed to acquire, hold and dispose of the common stock of Noble Affiliates, Inc.

At December 31, 1998 and 1997, the Plan held the following investments which separately represented more than 5% of the Plan's net assets:

     Investment                                                  Shares         Fair Value
     ----------                                                  ------         ----------
     1998
     ----
       Brinson U.S. Equity Fund                                   186,964      $  3,651,407
       Luther King Capital Management Equity Portfolio Fund       232,115         3,340,135
       Vanguard Windsor II Fund                                   120,821         3,606,507
       Fidelity Puritan Fund                                      395,535         7,930,477
       Noble Affiliates, Inc. common stock                        300,830         7,407,939
       Vanguard Index Trust 500 Index Fund                         37,044         4,221,164
       BlackRock Small Capital Growth Equity Portfolio             99,163         2,179,603

     1997
     ----
       Brinson U.S. Equity Fund                                   172,065      $  3,024,903
       Luther King Capital Management Equity Portfolio Fund       219,074         2,887,395
       Vanguard Windsor II Fund                                   105,949         3,032,260
       Fidelity Puritan Fund                                      350,617         6,794,957
       Noble Affiliates, Inc. common stock                        277,149         9,769,502
       Vanguard Index Trust 500 Index Fund                         26,682         2,403,248


Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Expenses of the Plan

Some expenses incurred in the administration of the Plan, including expenses and fees of the Trustee, are charged to and paid by the Plan.

Forfeitures

Under the provisions of the Plan, as of the end of the Plan year, all amounts forfeited as of the end of that year may be applied to reduce subsequently required employer contributions. Forfeitures amounted to $36,845 and $28,785 in 1998 and 1997, respectively, and reduced the otherwise required participating employer contributions.

3. NET APPRECIATION (DEPRECIATION) IN FAIR VALUE:

During 1998, the Plan's investments (including investments bought, sold and held during the year) appreciated in value by $309,599 as follows:

                                                                                              Net Appreciation
                                                               Realized         Unrealized      (Depreciation)
                                                             -----------       ------------   -----------------
Fair value as determined by quoted market price-
      U.S. Government Securities                             $    (8,671)      $     10,524     $      1,853
      Corporate bonds                                              2,490             33,265           35,755
      Noble Affiliates, Inc. common stock                        150,672         (2,119,302)      (1,968,630)
      Mutual funds                                               235,524          2,005,097        2,240,621
                                                             -----------       ------------     ------------

                                                             $   380,015       $    (70,416)    $    309,599
                                                             ===========       ============     ============


Realized gains are calculated using fair values at December 31, 1997, or cost, if acquired during 1998.

4. PAYABLES TO PLAN PARTICIPANTS:

Amounts requested by and due to participants whose employment has been terminated prior to year-end included in net assets available for benefits in the accompanying statements of net assets available for benefits were $30,510 and $212,208 at December 31, 1998 and 1997, respectively.

                                                                      Schedule I
                                                                     Page 1 of 2

                 NOBLE AFFILIATES THRIFT AND PROFIT SHARING PLAN

           LINE 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                                DECEMBER 31, 1998

             Identity of Issuer, Borrower                                                                   Fair
 (a)*    (b)   Lessor or Similar Party         (c)  Description of Investment            (d) Cost       (e) Value
------  -------------------------------------  -------------------------------         -------------   ------------
        Money Market Funds:
            Goldman Sach's Institutional
              Liquid Assets Fund - Federal
              Portfolio                        Money Market Fund - Short-term
                                                                                        $    852,959   $    852,959
            Vanguard Funds                     Vanguard Prime Portfolio Fund -
                                               Short-term                                  4,094,956      4,094,956
                                                                                        ------------   ------------

                                                                                        $  4,947,915   $  4,947,915
                                                                                        ============   ============

                                               Interest    Maturity     Principal
                                                 Rate %      Date         Amount
                                               --------    --------     ----------
        United States Government Securities:
            United States Treasury Note          6.375%     8-15-02     $     75,000    $     77,455   $     79,102
            United States Treasury Note          7.250%     8-15-04          100,000         103,328        112,469
            United States Treasury Note          6.500%     8-15-05          200,000         215,250        219,750
                                                                        ------------    ------------   ------------

                                                                        $    375,000    $    396,033   $    411,321
                                                                        ============    ============   ============
        Corporate Bonds:
            Airtouch                             7.000%    10-01-03     $    150,000    $    151,124   $    158,706
            American General Finance             7.250%     4-15-00          150,000         151,209        153,144
            AMOCO Argentina Oil                  6.750%     2-01-07           75,000          76,665         81,753
            Block Financial Corporation          6.750%    11-01-04           50,000          50,817         52,451
            Dexter Corporation                   9.250%    12-15-16            2,000           2,033          2,087
            Electronic Data Systems              7.125%     5-15-05           75,000          77,000         81,560
            First Chicago Corporation            6.875%     6-15-03           75,000          73,669         78,571
            GTE Hawaiian Telephone               7.375%     9-01-06           75,000          78,244         82,684
            International Business Machines      6.450%     8-01-07           75,000          74,294         80,702
            Interstate Power                     8.625%     9-15-21           75,000          77,813         79,995
            Kentucky Utilities Company           8.550%     5-15-27          150,000         166,820        168,597
            Kraft Inc.                           8.500%     2-15-17           83,000          86,527         85,632
            Old Dominion Electricity Company     7.480%    12-01-13           50,000          53,466         56,192
            Oracle Corporation                   6.720%     2-15-04           75,000          76,454         77,091
            Phillip Morris Companies             8.375%     1-15-07           51,000          52,502         55,293
            Prologis Trust                       7.050%     7-15-06           75,000          74,839         74,723
            Sears Roebuck                        6.950%     5-15-02          100,000         102,613        103,766
            State Street Boston                  5.950%     9-15-03          100,000          94,186         99,002
            Susa Partnership                     7.125%    11-01-03          150,000         149,582        148,314
            Tandy Corporation                    6.950%     9-01-07          100,000         103,573        105,613
            Thomas and Betts Corporation         6.500%     1-15-06           50,000          50,232         50,945
            Toys `R' Us                          8.250%     2-01-17           25,000          26,187         25,928
            Tyco International Group SA          6.375%     6-15-05          100,000         100,686        102,188
            Union Pacific Corporation            8.500%     1-15-17          127,000         130,810        132,232
            West Penn Power Company              8.875%     2-01-21           75,000          78,952         78,813
            Wisconsin Power and Light            8.600%     3-15-27          150,000         166,200        169,523
                                                                        ------------    ------------   ------------

                                                                        $  2,263,000    $  2,326,497   $  2,385,505
                                                                        ============    ============   ============

                                                                      Schedule I
                                                                     Page 2 of 2



                 NOBLE AFFILIATES THRIFT AND PROFIT SHARING PLAN

           LINE 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                                DECEMBER 31, 1998

               Identity of Issuer, Borrower                                                                  Fair
 (a)*    (b)     Lessor or Similar Party        (c)  Description of Investment            (d) Cost       (e) Value
------  -------------------------------------  -------------------------------          ------------   ------------
                                                                        Number of
                                                                          Shares
                                                                        ---------
        Mutual Funds:
            Brinson Funds                      Brinson U.S. Equity
                                                  Fund                       186,964    $  3,410,253   $  3,651,407
            Luther King Capital                LKCM Equity
               Management                         Portfolio Fund             232,115       3,190,032      3,340,135
            Vanguard Funds                     Vanguard Windsor II
                                                  Fund                       120,821       3,604,900      3,606,507
            BlackRock Institutional            BlackRock Small
                Funds                             Capital Growth
                                                  Equity Portfolio            99,163       1,967,876      2,179,603
            Fidelity Investments               Fidelity Puritan Fund         395,535       7,033,263      7,930,477
            Vanguard Index Funds               Vanguard Index  Trust
                                                 500 Index Fund               37,044       3,504,341      4,221,164
                                                                                        ------------   ------------

                                                                                        $ 22,710,665   $ 24,929,293
                                                                                        ============   ============
         Common Stock:
*           Noble Affiliates, Inc.                                           300,830    $  9,411,017   $  7,407,939
                                                                                        ============   ============

*       Participant loans                     Interest rates range from
                                                 6.0% - 9.0%                            $  1,849,006   $  1,849,006
                                                                                        ============   ============

                     Total assets held for investment purposes                          $ 41,641,133   $ 41,930,979
                                                                                        ============   ============


*       Represents party-in-interest

                                                                     Schedule II

                 NOBLE AFFILIATES THRIFT AND PROFIT SHARING PLAN


                 LINE 27d - SCHEDULE OF REPORTABLE TRANSACTIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998


                                                                                              Expense
                                                                                            Incurred with
                                                          Purchase     Selling     Lease        Trans-     Cost of
(a) Identity of Party Involved (b) Description of Asset   (c) Price   (d) Price  (e) Rental  (f) action   (g) Asset
 ----------------------------- ------------------------  ------------ ---------- ---------- ------------- ---------
Purchases -

    Noble Affiliates, Inc.     Common Stock              $ 5,397,663  $       --   $  --    $    12,293   $      --
    Fidelity Investments       Fidelity Puritan Fund       1,791,986          --      --             --          --
    Vanguard Index Funds       Vanguard Index Trust 500
                                  Index Fund               2,540,700          --      --             --          --

    Money Market Funds:
      Exchange National Bank   Money Market Fund          10,896,379          --      --             --          --
      Goldman Sach's
       Institutional Liquid
       Asset Fund - Federal
       Portfolio               Money Market Fund           2,190,781          --      --             --          --
      Vanguard Funds           Vanguard Market Reserves
                                  Prime Money Market Fund  2,647,954          --      --             --          --

Sales -

    Noble Affiliates, Inc.     Common Stock                       --   6,075,576      --             --   5,622,370
    Fidelity Investments       Fidelity Puritan Fund              --   1,613,538      --             --   1,406,017
    Vanguard Index Funds       Vanguard Index Trust 500
                                  Index Fund                      --   1,551,100      --             --   1,394,958
    Money Market Funds:
      Exchange National Bank   Money Market Fund                  --  11,146,135      --             --          --
      Goldman Sach's
       Institutional Liquid
       Asset Fund - Federal
       Portfolio               Money Market Fund                  --   1,410,532      --             --          --
      Vanguard Funds           Vanguard Market Reserves
                                  Prime Money Market Fund         --   1,541,400      --             --          --



                                                             Current Value of
                                                                 Asset on
                                                               Transaction       Net Gain or
(a) Identity of Party Involved (b) Description of Asset          (h) Date         (i) (Loss)
 ----------------------------- ------------------------      ----------------   ----------
Purchases -

    Noble Affiliates, Inc.     Common Stock                     $ 5,409,956       $    N/A
    Fidelity Investments       Fidelity Puritan Fund              1,791,986            N/A
    Vanguard Index Funds       Vanguard Index Trust 500
                                  Index Fund                      2,540,700            N/A

    Money Market Funds:
      Exchange National Bank   Money Market Fund                 10,896,379            N/A
      Goldman Sach's
       Institutional Liquid
       Asset Fund - Federal
       Portfolio               Money Market Fund                  2,190,781            N/A
      Vanguard Funds           Vanguard Market Reserves
                                  Prime Money Market Fund         2,647,954            N/A

Sales -

    Noble Affiliates, Inc.     Common Stock                       6,075,576        453,206
    Fidelity Investments       Fidelity Puritan Fund              1,613,538        207,521
    Vanguard Index Funds       Vanguard Index Trust 500
                                  Index Fund                      1,551,100        156,142
    Money Market Funds:
      Exchange National Bank   Money Market Fund                 11,146,135             --
      Goldman Sach's
       Institutional Liquid
       Asset Fund - Federal
       Portfolio               Money Market Fund                  1,410,532             --
      Vanguard Funds           Vanguard Market Reserves
                                  Prime Money Market Fund         1,541,400             --

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K/A, into the Company's previously filed Registration Statements on Form S-3 (File No. 333-18929) and on Form S-8 (File Nos. 333-39299, 2-64600, 2-81590, 33-32692, 2-66654 and
33-54084).



                                                             ARTHUR ANDERSEN LLP




Oklahoma City, Oklahoma
June 29, 1999